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                                                                    EXHIBIT 23.1

                       Consent of Independent Accountants


We hereby consent to the incorporation in this Registration Statement on Form S-3 of our report dated February 4, 2000 relating to the financial statements of Fusion Medical Technologies, Inc., which appear in the Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
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San Jose, California
June 26, 2000